Exhibit 2.1

                                 AMENDMENT No.2
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AMENDMENT No.2 TO AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment"), is entered into as of November 30, 2005, by and among Uintah Mountain Copper Company, a Nevada corporation (the "Parent"), Voxpath Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Voxpath Networks, Inc., a Delaware corporation (the "Company"), and the parties listed on Schedule A of the Merger Agreement (as defined below), (such parties the "Major Shareholders").

RECITALS:

     WHEREAS, Parent, Merger Sub, the Company and the Major Shareholders entered into that certain Agreement and Plan of Merger and Reorganization, dated as of August 19, 2005 (the "Merger Agreement"); and

     WHEREAS, Parent, Merger Sub, the Company and the Major Shareholders desire to amend to the Merger Agreement to provide for a change in the Conversion Ratio (as defined therein).

AGREEMENT:

                NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Agreement. The parties hereby agree that the Merger Agreement shall be amended by deleting all occurrences of "0.1563" and replacing each occurrence thereof in connection with the Conversion Ratio with "0.1275."

        2. Effectiveness of Amendment. This Amendment shall be effective upon execution by Parent, Merger Sub, the Company and the Major Shareholders.

        3. Effect of Amendment. Except as amended as set forth above, the Merger Agreement shall continue in full force and effect.

     4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed one and the same document.


                            [Signature Pages Follow]

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Agreement and Plan of Reorganization as of the date first written above.


UINTAH MOUNTAIN COPPER COMPANY


By:   /s/ James E. Anderson
Name:James E. Anderson
Title: President and Chief Executive Officer


VOXPATH ACQUISITION CORP.


By:   /s/ James E. Anderson
Name:James E. Anderson
Title: President and Chief Executive Officer


VOXPATH NETWORKS, INC.


By:   /s/ Kalvirayan S. Mani
Name: Kalvirayan S. Mani
Title:



MAJOR SHAREHOLDERS:

By:   /s/ James E. Anderson
Name:
Title:










AUS:574019.1


AUS:574019.1
 [SIGNATURE PAGE TO AMENDMENT NO.2 TO AGREEMENT AND PLAN OF REORGANIZATION]